Exhibit 23.1: CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTS

GPS Industries, Inc.
Surrey, B. C.
Canada

       We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File 333- 99259, 333-73298 and 333-110364) of GPS
       Industries, Inc. of our report dated April 13, 2004 relating to the financial statements of GPS Industries, Inc. as of December 31, 2004 and 2003 and for the years then ended, which report is included in this Annual Report on Form 10-KSB.

/s/ Sherb & Co. LLP
New York, New York
April 15, 2005